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                                                                     EXHIBIT 3.3


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 ENDOCARE, INC.

                    (Originally incorporated on May 10, 1994)

        Endocare, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Endocare, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of the State of Delaware on May 10, 1994.

        2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation is heretofore amended or supplemented.

        3. The Restate Certificate of Incorporation of this corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                    ARTICLE I

        The name of the corporation (which is hereafter referred to as the "Corporation") is:

                                 Endocare, Inc.

                                   ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of Kent, Delaware 19805. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

        The Purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The total number of shares of stock which the Corporation shall have authority to issue is 21,000,000 shares, consisting of 20,000,000 shares of Common Stock having a par value of $0.001 per share ("Common Stock") and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share ("Preferred Stock").

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        The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted be the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law. Such authorization shall include, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of or upon any distribution of the assets of the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                                    ARTICLE V

        The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, that no Bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                   ARTICLE VI

        Elections of directors need not be done by written ballot unless the Bylaws of the Corporation shall otherwise provide. Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

                                   ARTICLE VII

        The directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders (ii) or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derived an improper benefit.


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        No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VIII nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption or modification or affect the liability of any director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

        If the General Corporation Law of the State of Delaware shall be amended, after the Certificate of Incorporation of the Corporation is amended to include this Article VIII, to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

        Any action to be taken by the stockholders of the Corporation at any annual or special meeting of such stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may not be taken by a written consent or consents of such stockholders.

                                    ARTICLE X

        No holder of any shares of any class or series of capital stock of the Corporation shall be entitled to any preemptive right to subscribe for or otherwise acquire any additional shares of any class or series of capital stock of the Corporation or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Corporation, unless otherwise provided pursuant to any agreement with the Corporation.

        Pursuant to a resolution of the Board of Directors of the Corporation, the foregoing amendment and restatement was submitted for consideration by the stockholder of the Corporation, and holders of the necessary number of shares as required by statute and the Certificate of Incorporation of the Corporation were voted in favor of the adoption of said amendment and restatement.


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        IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been duly executed by its President, this 4th day of December, 1995.

                                        ENDOCARE, INC.


                                        By:   /s/  Paul Mikus
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